UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 29, 2025
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InfuSystem Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-35020 (Commission File Number)	20-3341405 (I.R.S. Employer Identification Number)

3851 West Hamlin Road Rochester Hills, Michigan 48309
(Address of principal executive offices) (Zip Code)

(248) 291-1210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $.0001 per share	INFU	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 - Material Modification to Rights of Security Holders

The information set forth in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2025, InfuSystem Holdings, Inc. (the “Company”) entered into a Second Amended and Restated Employment Agreement with its President and Chief Executive Officer Carrie Lachance (the “Second Amended Agreement”). The Second Amended Agreement reflects changes in Ms. Lachance’s compensation and other terms of employment in connection with her previously announced transition from President and Chief Operating Officer of the Company to President and Chief Executive Officer of the Company that occurred on May 19, 2025. The Second Amended Agreement replaces and supersedes in its entirety the First Amended and Restated Employment Agreement previously entered into between the Company and Ms. Lachance.

Pursuant to the Second Amended Agreement, Ms. Lachance’s employment is “at will” and her continued employment is not conditioned on her service as a director. Ms. Lachance will receive a base salary of $500,000 and is eligible for an annual performance bonus of up to 100% of her then-current base salary based upon performance objectives developed annually by the Compensation Committee of the Board of Directors (the “Compensation Committee”). In connection with her promotion to Chief Executive Officer, the Company granted Ms. Lachance 200,000 performance-based vesting restricted stock units (PSUs), and 128,000 stock options, which will vest in equal parts over four years on the annual anniversary of the grant date. Additionally, Ms. Lachance is eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. The PSUs will vest as follows: 50,000 PSUs if the volume-weighted adjusted price reaches the initial target price for 30 consecutive trading days on or before December 31, 2026; 50,000 PSUs if the volume-weighted adjusted price reaches the second target price for 30 consecutive trading days on or before December 31, 2027; and 100,000 PSUs if the volume-weighted adjusted price reaches the third target price for 30 consecutive trading days on or before December 31, 2028.

The Second Amended Agreement provides Ms. Lachance with certain severance benefits in connection with her involuntary termination. In the event of Ms. Lachance’s involuntary termination, either alone or in connection with a change in control of the Company, she would be entitled to the following severance payments: (i) unpaid base salary through the date of termination; (ii) any accrued but unpaid annual incentive compensation determined by the Compensation Committee of the Board, in its sole direction, to have been earned in respect of the immediately preceding calendar year plus (x) in the case of an involuntary termination, a pro rata portion, based on the date of the involuntary termination, of the then current annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met, contingent on funding of the bonus pool in respect of the current calendar year or (y) in the case of a termination in connection with a change of control, the entire then current annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met; (iii) unreimbursed qualifying expenses; (iv) a lump sum cash severance payment in an amount equal to 12 months of her then-current base salary in the case of an involuntary termination or 18 months of her then-current base salary in the case of a change in control termination; and (v) continued COBRA coverage equal to the number of months of severance pay. The payment of severance amounts is contingent upon the Ms. Lachance’s compliance with certain restrictive covenants and her execution and delivery of an unconditional general release.

The Second Amended Agreement contains customary confidentiality, non-disparagement, protection of Company intellectual property, non-competition and non-solicitation provisions applicable during Ms. Lachance’s employment and thereafter.

The foregoing summary of the Second Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On Thursday, May 15, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). At the 2025 Annual Meeting, the Company’s stockholders voted on three proposals, as approved and recommended by the

Board, to amend the Company’s Amended and Restated Certificate of Incorporation to remove obsolete “blank check company” business combination provisions no longer applicable to the Company, designate exclusive forums for certain types of claims against the Company and limit the liability of certain officers in certain limited circumstances as permitted by Delaware law (collectively, the “Charter Amendments”), The Company’s stockholders approved the Charter Amendments at the 2025 Annual Meeting, as further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2025. On May 20, 2025, the Company filed with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation to implement the Charter Amendments, which became effective upon filing.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of InfuSystem Holdings, Inc.
10.1	Second Amended and Restated Employment Agreement, dated May 29, 2025, by and between the Company and Carrie Lachance.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry Steele
Barry Steele
Chief Financial Officer

Dated: June 3, 2025